Exhibit 99.7

December 9, 2020

Newegg Inc.

17560 Rowland St.

City of Industry, CA 91748

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Referecne is made to the registration statement on Form F-1 (as amended, the “Registration Statement”) filed by Lianluo Smart Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed public offering (the “Proposed Offering”) which is expected to close simultaneously with certain restructure consisting of a proposed merger with Newegg Inc. and a proposed disposition of its legacy operations.

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “The E-Commerce Industry Landscape” (collectively, the “Reports”, and any subsequent amendments to the Reports, as well as the citation of our Reports and amendments thereto, (i) in the Registration Statement and any amendments thereto; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed Offering, and (vi) in other publicity and marketing materials in connection with the Proposed Offering.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully,

Brian Cotton
Senior Vice President and Partner
For and on behalf of

Frost & Sullivan

/s/ Seal of Frost & Sullivan